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                            PANAVISION INTERNATIONAL, L.P.
                                 140 EAST 45TH STREET
                              NEW YORK, NEW YORK  10017

                                  November 19, 1996

                              PERSONAL AND CONFIDENTIAL

Mr. John S. Farrand
Panavision International, L.P.
6219 De Soto Avenue
Woodland Hills, California  91367

Dear John:

In consideration of your willingness to continue to serve as President and Chief Operating Officer of Panavision Inc. ("Panavision") and Panavision International, L.P. (the "Partnership"), I am pleased to send you this letter.

If at any time your employment by the Partnership is terminated by the Partnership other than for "adequate cause" or your death or disability, you will be entitled to a severance payment, payable in a lump sum, equal to the greater of (i) $600,000 or (ii) your annual base salary in effect at the time. For purposes of this letter agreement, the term "adequate cause" is defined to include serious misconduct or malfeasance in office, failure to substantially carry out lawful instructions of the Chief Executive Officer of the Partnership, failure to devote full time and attention to the business of the Partnership or any criminal indictment in the United States. Other than as set forth in this paragraph, payment of your salary to the date of termination, and amounts, if any, to which you may be entitled under Partnership or Panavision fringe benefit plans, you will be entitled to no payments on account of termination of your employment by the Partnership or Panavision at any time. Notwithstanding the foregoing, your rights with respect to any options or awards under option plans or other executive incentive compensation plans maintained by the Partnership and/or Panavision shall be governed by the terms of such plans and any agreements which you may have executed in connection with such options or awards.

This agreement will supersede the employment arrangement described in the letter agreement dated August 20, 1992, between the Partnership and you, which is hereby terminated and of no further force or effect.

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If this arrangement is satisfactory, please sign and return the enclosed copy of this letter.

Sincerely yours,


/s/ William C. Scott
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William C. Scott
Chairman of the Board and
Chief Executive Officer
                                  ACKNOWLEDGED & ACCEPTED


                                  /s/ John S. Farrand
                                  -------------------
                                  John S. Farrand

                                  November 19, 1996
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                                  Date:


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